Exhibit 99.1

Mesa Laboratories Announces CEO Transition and Appointment of Siddhartha Kadia as President and CEO

Lakewood, Colorado — March 9, 2026 — Mesa Laboratories, Inc. (NASDAQ: MLAB) (“Mesa” or “the Company”), a global leader in the design and manufacture of life science tools and critical quality control solutions, today announced that Gary Owens will step down as President and CEO on April 12, 2026, and will enable a smooth leadership transition.

“Gary has served as Mesa’s CEO since 2017, leading Mesa through a period of significant growth, expansion into new markets, the maturation of the company’s foundation, and the implementation of The Mesa Way business system,” said John Sullivan, Chair of the Board. “We are grateful for his leadership and wish him continued success.”

To lead the Company’s next chapter, the Board of Directors has appointed Dr. Siddhartha Kadia as President and Chief Executive Officer, effective April 13, 2026. Dr. Kadia will also join the Board.

Dr. Sullivan added, “Siddhartha is a proven global executive with deep experience scaling life sciences businesses. His track record of commercializing innovative technologies and leading complex organizations makes him the right leader for Mesa’s next chapter.”

Dr. Kadia most recently served as CEO of Calibre Scientific and previously led PhenomeX (formerly Berkeley Lights). Earlier, he was President and CEO of EAG Laboratories, which expanded significantly before being acquired by Eurofins Scientific. He also served as President of Life Sciences at Life Technologies, overseeing a $2 billion global business, and held senior leadership roles in Japan, Greater China, and led the e‑commerce business. He began his career at McKinsey & Company in the healthcare practice.

Dr. Kadia has served on the boards of several public life sciences companies, including NuVasive, Volcano Corporation, Newport Corporation, Horizon Discovery Group, Berkeley Lights, and IsoPlexis. He holds a Ph.D. in Biomedical Engineering from the Johns Hopkins University School of Medicine, an M.S. from Rutgers University, and a B.E. from L.D. College of Engineering, Gujarat University.

“I am honored to join Mesa at this important time,” said Dr. Kadia, “I look forward to working with the talented team to build on the Company’s strong foundation and continue delivering long-term value for our customers, employees, and shareholders.”

About Mesa Laboratories, Inc.

Mesa is a global leader in the design and manufacture of life science tools and critical quality control solutions for regulated applications in the pharmaceutical, healthcare and medical device industries. Mesa offers products and services to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world.

Forward Looking Statements

This press release may contain information that constitutes forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections.  Forward-looking statements include statements relating to leadership, strategic matters and future results. Generally, the words “expect,” “anticipate,” “seek,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “project,” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements are based upon current information and expectations. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties. For additional information concerning these and other risks and uncertainties that could affect these statements, and our business, see our Annual Report on Form 10-K for the year ended March 31, 2025, as well as other risks and uncertainties detailed from time to time in our reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof, to provide any updates, or to reflect the occurrence of future events.

CONTACT: John Sakys; CFO of Mesa Laboratories, Inc., +1-303-987-8000

For more information about the Company, please visit its website at www.mesalabs.com